Exhibit 32
Certifications Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of Civitas Solutions, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 12, 2017	By:	/s/ Bruce F. Nardella
Bruce F. Nardella
Chief Executive Officer, President & Chair of the Board of Directors

Date: December 12, 2017	By:	/s/ Denis M. Holler
Denis M. Holler
Chief Financial Officer